EXHIBIT 21.1

SUBSIDIARIES OF CONDUENT INCORPORATED

The following companies are subsidiaries of Conduent Incorporated as of December 31, 2021. Unless otherwise noted, a subsidiary is a company in which Conduent Incorporated or a subsidiary of Conduent Incorporated holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Conduent Healthy Communities Corporation	California
Conduent BPO Services, LLC	Delaware
Conduent Workers Compensation Holdings, Inc.	Delaware
Conduent EDI Solutions, Inc.	Delaware
Conduent Global, Inc.	Delaware
Conduent Health Administration, Inc.	Delaware
Conduent Human Resources Services, LLC	Delaware
Conduent Lending, Inc.	Delaware
Conduent Casualty Claims Solutions, LLC	Delaware
Conduent Middle East, Inc.	Delaware
Conduent TradeOne Marketing, Inc.	Delaware
Conduent Securities, LLC	Delaware
Conduent Care Solutions, LLC	Delaware
Conduent Finance, Inc.	Delaware
Conduent Payment Integrity Solutions, Inc	Delaware
Conduent Public Health Solutions, Inc.	Delaware
Conduent ParkIndy, LLC	Delaware
Conduent Business Services, LLC	Delaware
Conduent Education Services, LLC	Delaware
Conduent European Funding LLC	Delaware
Conduent Export LLC	Delaware
Conduent Federal Solutions, LLC	Delaware
Conduent Mortgage Services, Inc.	Delaware
Conduent Credit Balance Solutions, LLC	Delaware
Conduent State Healthcare, LLC	Delaware
Conduent Healthcare Knowledge Solutions Inc.	Florida
Conduent Transport Solutions, Inc.	Georgia
Conduent Image Solutions, Inc.	Louisiana
Conduent Commercial Solutions, LLC	Nevada
Conduent Patient Access Solutions, LLC	New Jersey
Conduent State & Local Solutions, Inc.	New York
Conduent HR Services, LLC	Pennsylvania
Conduent Securities Services, Inc.	Texas
ACS Welfare Benefit Trust	Texas
Conduent Legal & Compliance Solutions, LLC	Texas
Conduent Business Process Optimization Services, Inc.	Texas
Conduent Heritage, LLC	Virginia
Conduent Learning Services, Inc.	Washington
Conduent Wireless Data Services North America, Inc.	Washington
Conduent Care and Quality Solutions, Inc.	Wisconsin
Eagle Connect Sh.p.k.	Albania

EXHIBIT 21.1

Voice Star Sh.p.k.	Albania
Consilience Software Australasia Pty Ltd	Australia
Conduent Business Services (Australia) PTY. LTD.	Australia
Wireless Data Services PTY Limited	Australia
Affiliated Computer Services International (Barbados) Limited	Barbados
Conduent Servicos de Terceirizacao de Processos de Negocios Ltda.	Brazil
Conduent Consultoria e Servicos de Recursos Humanos Ltda.	Brazil
Conduent do Brasil Servicos de Call Center Ltda.	Brazil
Conduent Business Services Canada, Inc./Services D’affaires Conduent Canada Inc.	Canada
Conduent Business Solutions (Cyprus) Limited	Cyprus
Conduent Colombia S.A.	Colombia
Conduent Czech Republic s.r.o.	Czech Republic
Affiliated Computer Services (Fiji) Limited	Fiji
Conduent Business Process Solutions (France) SAS	France
Conduent Business Solutions (France) SAS	France
Affiliated Computer Services of Germany GmbH	Germany
ACS Holdings (Germany) GmbH	Germany
Conduent Germany Holding GmbH	Germany
Invoco Business Solutions GmbH	Germany
Conduent Communication Center GmbH	Germany
Conduent Customer Service GmbH	Germany
Conduent Multimedia GmbH	Germany
Conduent Sales GmbH	Germany
Conduent Service Center GmbH	Germany
Conduent Technical Service GmbH	Germany
Conduent Business Services de Guatemala, Sociedad Anonima	Guatemala
ACS China Solutions Hong Kong Limited	Hong Kong
Conduent Business Solutions (Hong Kong) Limited	Hong Kong
Conduent Business Services India LLP	India
Conduent Business Services Italy S.r.l.	Italy
Conduent Business Solutions Italia, S.p.A.	Italy
Conduent Solutions (Jamaica) Limited	Jamaica
Conduent Jamaica Limited	Jamaica
Affiliated Computer Services Holdings (Luxembourg) S.A.R.L.	Luxembourg
Conduent Business Services Malaysia Sdn. Bhd.	Malaysia
Conduent de Mexico, S.A. de C.V.	Mexico
Conduent Solutions Mexico, S. de R.L. de C.V.	Mexico
Affiliated Computer Services International B.V.	Netherlands
Customer Helpline Holdings (Netherlands) B.V.	Netherlands
Wilhaave Groep B.V.	Netherlands
Unamic/HCN B.V.	Netherlands
Conduent Business Services (Netherlands) B.V.	Netherlands
Market Line Peru S.A.C.	Peru

EXHIBIT 21.1

ACS Solutions Peru S.A.	Peru
Conduent Business Services Philippines, Inc.	Philippines
Conduent Solutions Philippines, Inc.	Philippines
Affiliated Computer Services of Poland Sp. z.o.o.	Poland
Conduent Poland Sp. z.o.o.	Poland
Conduent Business Solutions of Puerto Rico, Inc.	Puerto Rico
Conduent Business Services Romania S.r.l.	Romania
Conduent Europe Finance Limited Partnership	Scotland
Wireless Data Services (Asia Pacific) PTE Ltd.	Singapore
Conduent (PTY) LTD	South Africa
Conduent Business Services, S.L.	Spain
Xerox Business Solutions Spain, S.L.	Spain
Conduent Holdings (St. Lucia) Ltd.	St. Lucia
Affiliated Computer Services GmbH	Switzerland
Conduent Business Solutions AG	Switzerland
Unamic HCN Musteri Hizmetleri Limited Sirketi	Turkey
Conduent Business Process Solutions Limited	United Kingdom
Conduent Business Services UK Limited	United Kingdom
Conduent Public Sector UK Limited	United Kingdom